UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 03, 2008 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On September 3, 2008, the Company issued the press release attached hereto as Exhibit 99.1. The text of the press release is incorporated by reference herein.

Item 8.01. Other Events

On September 2, 2008 Corcept entered into an agreement with Eli Lilly and Company (Lilly) whereby Lilly agreed to fund studies by the Company to test the effectiveness of Corcept's selective GRII receptor antagonist, CORT 108297, in rat models of olanzapine induced weight gain.

Corcept has previously published the results of studies in rats that demonstrated that CORLUX, a potent GRII (cortisol) receptor antagonist, both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine. In August of 2007, Corcept also announced that the results of a clinical trial in healthy men indicated that CORLUX mitigated the weight gain associated with the initiation of treatment with olanzapine. Lilly supplied olanzapine and provided the funds for this human proof of concept study.

In addition to blocking the GRII (cortisol) receptor, CORLUX is a potent blocker of the PR (progesterone) receptor. CORT 108297 blocks the GRII receptor but does not have affinity for the PR receptor.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

            99.1       Press Release of Corcept Therapeutics Incorporated dated September 03, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 05, 2008	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Anne LeDoux Anne LeDoux Vice President & Controller

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated dated September 03, 2008